EXECUTION VERSION
SEVENTH AMENDMENT TO THE
RECEIVABLES FINANCING AGREEMENT
This SEVENTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of November 30, 2020, is entered into by and among the following parties:
i.NCR RECEIVABLES, LLC, a Delaware limited liability company, as Borrower (together with its successors and assigns, the “Borrower”);
ii.NCR CORPORATION, a Maryland corporation (the “Servicer”), as initial Servicer;
iii.MUFG BANK, LTD. (f/k/a The Bank of Tokyo Mitsubishi UFJ, Ltd., New York Branch) (“MUFG”), as a Committed Lender and as a Group Agent;
iv.VICTORY RECEIVABLES CORPORATION, as a Conduit Lender;
v.PNC BANK, NATIONAL ASSOCIATION, as a Committed Lender, as a Group Agent and as the Administrative Agent (in such capacity, the “Administrative Agent”); and
vi.PNC CAPITAL MARKETS LLC, as Structuring Agent.
    Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below.
BACKGROUND
1.The parties hereto have entered into a Receivables Financing Agreement, dated as of November 21, 2014 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Receivables Financing Agreement”).
2.The parties hereto desire to amend the Existing Receivables Financing Agreement as set forth herein (as so amended, the “Receivables Financing Agreement”).
NOW, THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:
SECTION 1.Amendments to the Existing Receivables Financing Agreement. The Existing Receivables Financing Agreement is hereby amended as shown on the marked pages set forth on Exhibit A attached hereto.
SECTION 2. Amendment Fees. On the date hereof, the Borrower shall pay the following one-time “Amendment Fees”: (a) to PNC Capital Markets LLC, as Structuring Agent

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for its own account, an amount equal to, $62,500, and (b) to MUFG, as a Group Agent, for the account of the Lenders in its Group, $37,500. The Amendment Fees (i) are fully earned as of the date hereof, (ii) shall be paid by the Borrower on the date hereof in immediately available funds, (iii) are not refundable under any circumstances, and (iv) are payable in addition to (and not in lieu of) any other fees payable under, or in connection with, the Transaction Documents.
SECTION 3.    Representations and Warranties of the Borrower and Servicer. The Borrower and the Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows:
(a) Representations and Warranties. The representations and warranties made by it in Section 6.01 or Section 6.02, as applicable, of the Receivables Financing Agreement are true and correct on and as of the date hereof unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct on and as of such earlier date.
(b) Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Amendment, the Receivables Financing Agreement and the other Transaction Documents to which it is a party and (B) perform its obligations under this Amendment, the Receivables Financing Agreement and the other Transaction Documents to which it is a party and (ii) the execution, delivery and performance of, and the consummation of the transactions provided for in, this Amendment, the Receivables Financing Agreement and the other Transaction Documents to which it is a party have been duly authorized by it by all necessary limited liability company action or corporate action, as applicable.
(c) Binding Obligations. This Amendment, the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party constitutes its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(d) No Termination Event. No Termination Event or Unmatured Termination Event has occurred and is continuing, and no Termination Event or Unmatured Termination Event would result from this Amendment.
SECTION 4. Effect of Amendment; Ratification. All provisions of the Receivables Financing Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to “this Receivables Financing Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This

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Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein. The Receivables Financing Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.
SECTION 5. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof when the Administrative Agent has received counterparts hereto duly executed by each of the parties hereto; provided, however, that Section 1 of this Amendment shall not be effective until the Amendment Fees have been paid in full in accordance with the terms hereof.
SECTION 6. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 7. Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Financing Agreement.
SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 9. GOVERNING LAW AND JURISDICTION.
(a) THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

(b) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS

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IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 8 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 10. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

NCR RECEIVABLES LLC, as the Borrower

By:

/s/David Rusate

Name: David Rusate
Title: Treasurer

NCR CORPORATION,
as the Servicer

By:

/s/ Timothy C. Oliver

Name: Timothy C. Oliver
Title: Executive Vice President and Chief Financial
Officer

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Seventh Amendment to
Receivables Financing Agreement (NCR)

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, as a Group Agent and as a Committed Lender

By:

/s/ Eric Bruno

Name: Eric Bruno
Title: Senior Vice President

PNC CAPITAL MARKETS LLC, as Structuring Agent
By:

/s/ Eric Bruno

Name: Eric Bruno
Title: Managing Director

S-2
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Seventh Amendment to
Receivables Financing Agreement (NCR)

MUFG BANK, LTD., as a Group Agent and as a Committed Lender

By:

/s/ Eric Williams

Name: Eric Williams
Title: Managing Director

VICTORY RECEIVABLES CORPORATION,
as a Conduit Lender

By:

/s/ Kevin J. Corrigan

Name: Kevin J. Corrigan
Title: Vice President
S-3
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Seventh Amendment to
Receivables Financing Agreement (NCR)

EXHIBIT A
(Attached)

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Exhibit A to Amendment #7 dated November 30, 2020
Conformed to Amendment #1 dated November 21, 2016
Conformed to Amendment #2 dated September 29, 2017
Conformed to Amendment #3 dated November 15, 2018
Conformed to Amendment #4 dated April 22, 2019
Conformed to Amendment #5 dated November 21, 2019
Conformed to Amendment #6 dated March 31, 2020

RECEIVABLES FINANCING AGREEMENT

Dated as of November 21, 2014

by and among

NCR RECEIVABLES LLC,
as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Lenders and as Group Agents,

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

PNC CAPITAL MARKETS LLC,
as Structuring Agent,

and

NCR CORPORATION,
as initial Servicer

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(e)    that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Pool Obligor, enforceable against such Pool Obligor in accordance with its terms;
(f)    that, together with the Contract related thereto, conforms in all material respects with all Applicable Laws then in effect;
(g)    that is not subject to any existing dispute, right of rescission, set-off, counterclaim, hold back defense or other defense against payment or Adverse Claim, in each case, only with respect to the portion of the Outstanding Balance of such Pool Receivable that is subject to such dispute, right of rescission, set-off, counterclaim, defense or Adverse Claim; provided that the deferred revenue liability included in the Specifically Reserved Maintenance Revenue Amount shall not constitute a dispute, right of rescission, set-off, counterclaim, hold back defense or other defense for purposes of this definition;
(h)    that satisfies all applicable requirements of the Credit and Collection Policy;
(i)    that, together with the provisions of the Contract affecting such Receivable, has not been modified, waived or restructured since its creation, except with the written consent of the Administrative Agent and the Majority Group Agents or as otherwise permitted pursuant to Section 8.02 of this Agreement;
(j)    in which the Borrower owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable (including without any consent of the related Pool Obligor or any Governmental Authority), giving effect to any applicable provisions of the UCC regarding restrictions or prohibitions on assignment;
(k)    for which the Administrative Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;
(l)    that constitutes an “account,” “general intangible” or “chattel paper” and that is not evidenced by an “instrument,” each as defined in the UCC;
(m)    that is neither a Defaulted Receivable nor a Delinquent Receivable;
(n)    that represents amounts earned and payable by the Pool Obligor that are not subject to the performance of additional services or delivery of additional goods by the Originator thereof; provided, however, that if such Receivable is subject to the performance of additional services or delivery of additional goods by the Originator thereof, only the portion of such Receivable attributable to such additional services or goods shall be excluded from Eligible Receivables; and
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(o)    that, if such Receivable is an Unbilled Receivable, is an Eligible Unbilled Receivable.
~~(o) which Receivable has been or will be billed or invoiced to the Obligor thereon within the next thirty~~ “Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable for which (a) the related Originator has recognized the related revenue on its financial books and records under GAAP, and (b) not more than thirty (30) days (or such longer period consented to by the Administrative Agent and the Group Agents) have expired since the origination date of such Unbilled Receivable.

“Equity Interest” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.
“Euro Rate” means for any day during any Interest Period, the greater of (a) 0.00% and (b) the interest rate per annum determined by the applicable Group Agent (which determination shall be conclusive absent manifest error) by dividing (i) the one-month Eurodollar rate for U.S. dollar deposits as reported by Bloomberg Finance L.P. and shown on US0001M Screen or any other service or page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on the second Business Day preceding the first day of such Interest Period (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day. The calculation of the Euro Rate may also be expressed by the following formula:
One-month Eurodollar rate for U.S. Dollars
shown on Bloomberg US0001M Screen
or appropriate successor
Euro Rate =
1.00 - Euro-Rate Reserve Percentage.

“Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental,
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marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).
“Excess Concentration Amount” means, the sum, without duplication, of:
(a)        the sum of the amounts calculated for each of the Pool Obligors equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(b    )    the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for more than 90 days from the original invoice date for such payment over (ii) the product of (x) 30.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(c)    the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for more than 120 days but less than 151 days from the original invoice date for such payment over (ii) the product of (x) 10.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(d)        the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for more than 150 days from the original invoice date for such payment over (ii) the product of (x) 10.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(e)    the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is a Governmental Authority, over (ii) the product of (x) 5.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(f)        the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables which have a due date which is more than 90 days after the original invoice date of such Receivable, over (ii) the product of (x) 5.00% multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(g)     the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are Unbilled Receivables, over (ii) the product of (x) 20%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool;
provided, however, that for the avoidance of doubt, the aggregate amount included in the Excess Concentration Amount at any time with respect to any Pool Obligor’s Eligible Receivables shall
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not exceed the aggregate Outstanding Balance of all such Pool Obligor’s Eligible Receivables at such time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.
“Excluded Obligor” has the meaning set forth in the Purchase and Sale Agreement.
Borrower) and maintained at a bank or other financial institution acting as a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections.
“Lock-Box Agreement” means each agreement, in form and substance satisfactory to the Administrative Agent, among the Borrower, the Servicer (if applicable), the Administrative Agent and a Lock-Box Bank, governing the terms of the related Lock-Box Accounts, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.
“Loss Horizon  ~~Eight Months Ratio” means, at any time of determination, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed by dividing: (a) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators during the eight most recent Fiscal Months, by (b) the Net Receivables Pool Balance as of such date.“Loss Horizon Five Months~~ A Ratio” means, at any time of determination, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed by dividing: (a) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators during the five most recent Fiscal Months, by (b) the Net Receivables Pool Balance as of such date.

    “Loss Horizon B Ratio” means at any time of determination, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed by dividing: (a) the sum of (x) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators during the five most recent Fiscal Months plus (y) 35% times the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators during the sixth most recent Fiscal Month, by (b) the Net Receivables Pool Balance as of such date.
“Loss Reserve Percentage” means, at any time of determination, the sum of (a) 70.00% times the product of (i) 2.25, times (ii) the highest average of the Default Ratios for any three consecutive Fiscal Months during the twelve most recent Fiscal Months, times (iii) the Loss Horizon ~~Five Months~~A Ratio, plus (b) 30.00% times the product of (i) 2.25, times (ii) the highest average of the Default Ratios for any three consecutive Fiscal Months during the twelve most recent Fiscal Months, times (iii) the Loss Horizon ~~Eight Months~~B Ratio.
“Majority Group Agents” means one or more Group Agents which in its Group, or their combined Groups, as the case may be, have Committed Lenders representing more than 50% of the aggregate Commitments of all Committed Lenders in all Groups (or, if the Commitments
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have been terminated, have Lenders representing more than 50% of the Aggregate Capital); provided, however, that so long as there are two or more Groups party hereto, no less than two Group Agents shall constitute the Majority Group Agents.
“Majority-Owned Subsidiary of a Listed Entity” means an entity whose common stock or analogous equity interests are at least 51% owned by a company (i) listed on the New York Stock Exchange or the American Stock Exchange or (ii) whose common stock or analogous equity
    “Termination Event” has the meaning set forth in Section 9.01. For the avoidance of doubt, a Termination Event shall occur only after applicable cure periods, if any, specified in Section 9.01 have expired, and any Termination Event that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 13.01.
“Third Amendment Closing Date” means November 15, 2018.
“Total Reserves” means, at any time of determination, the product of (a) the sum of: (i) the Yield Reserve Percentage, plus (ii) the greater of (x) the sum of the Concentration Reserve Percentage plus the Minimum Dilution Reserve Percentage and (y) the sum of the Loss Reserve Percentage plus the Dilution Reserve Percentage, times (b) the Adjusted Net Receivables Pool Balance on such day.
“Transaction Documents” means this Agreement, the RFA Notes, the Purchase and Sale Agreement, the Lock-Box Agreements, the Fee Letter, the Intercreditor Agreement, each Subordinated Note, any Performance Guaranty, the Borrower’s Limited Liability Company Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
“Transaction Information” means any information provided to any Rating Agency for the purpose of such Rating Agency providing or proposing to provide a rating of any Notes or monitoring such rating including, without limitation, any such information relating to the Borrower, the Originator, the Servicer or the Pool Receivables.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof.
“Unmatured Termination Event” means an event that but for notice or lapse of time or both would constitute a Termination Event.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.03(f)(ii)(D).
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“Victory” means Victory Receivables Corporation, a Delaware corporation.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Borrower, the Servicer or the Administrative Agent.
“Yield Reserve Percentage” means, at any time of determination:
(d)    Solely for purposes of reporting information regarding the Pool Receivables, the Net Receivables Pool Balance and the Borrowing Base in any Information Package, Loan Request or similar report or certification, the portion of the Pool Receivables’ aggregate Outstanding Balance that (x) is subject to potential set-off or a similar right of offset or that remains subject to the performance of additional services or delivery of additional goods by the Originators or (y) ~~will be billed or invoiced to the Obligor thereon within the next thirty days (or such longer period consented to by the Administrative Agent and the Group Agents) as contemplated by clause (o) of the definition of “~~constitutes an Eligible Unbilled Receivable,~~”~~ the Seller and the Servicer shall either (i) report the actual amount thereof or (ii) report an estimate of such amount calculated in manner and using assumptions approved by the Administrative Agent in consultation with the Servicer, and reporting such an estimate shall not be deemed to constitute a default under or breach of this Agreement or any other Transaction Document. For the avoidance of doubt, the reporting and use of such an estimated amount pursuant to this paragraph shall not derogate from (x) any obligation of the Seller to ensure that no Borrowing Base Deficit exists based upon the actual portion of the Pool Receivables’ aggregate Outstanding Balance that is subject to potential set-off or a similar right of offset or that remains subject to the performance of additional services or delivery of additional goods by the Originators or (y) any obligation of the Seller or the Servicer to notify the other parties hereto that a Borrowing Base Deficit exists based upon such actual amounts.
ARTICLE IV

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST
SECTION 4.01. Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Person (except any reserve requirement reflected in the LIBOR Rate);
(ii)    subject any Affected Person to any Taxes (other than (A) Indemnified Taxes, (B) clauses (b) through (d) of Excluded Taxes and (C) Other
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Connection Taxes that are imposed on or measured by net income, profits or revenue) on its loans, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Affected Person or the London interbank market any other condition, cost or expense affecting the Collateral, this Agreement, any other Transaction Document, any Program Support Agreement, or any Loan made by, or supported by, such Affected Person;
and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent, a Group Agent or a Lender hereunder or as a Program
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